UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On September 3, 2015, The Providence Service Corporation (“Providence” or the “Company”), announced that it has entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of September 3, 2015, by and among Providence, Ross Innovative Employment Solutions Corp. (“Ross” and, collectively with Providence, the “Sellers”), and Molina Healthcare, Inc. (“Buyer”), pursuant to which, upon satisfaction of the terms and conditions set forth in the Purchase Agreement, at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the Sellers will sell and transfer to Buyer all of the membership interests held by the Sellers in Providence Human Services, LLC and Providence Community Services, LLC, comprising Providence’s Human Services segment, in exchange for cash proceeds of approximately $200 million, subject to customary working capital and closing adjustments (the “Transaction”).

The Purchase Agreement contains customary representations and warranties of the parties, customary covenants regarding the conduct of business by the Sellers prior to the Closing and other typical matters. Following the Closing, Buyer will have certain rights to indemnification for breaches of representations and warranties, covenants and other matters as specified therein, subject to customary baskets, caps and other limitations set forth therein and supported by an escrow of $10 million of the Transaction proceeds.

The Purchase Agreement is subject to termination under customary circumstances, including if the Closing is not consummated on or prior to November 2, 2015 (subject to extension to a later date that is not later than November 17, 2015 under certain circumstances), by the nonbreaching party if any Seller, on the one hand, or Buyer on the other hand, breach their representations and warranties or covenants under certain circumstances, and by either Providence or Buyer if any governmental authority issues a judgment, order, decree or other ruling permanently enjoining, or otherwise prohibiting the transactions contemplated by the Purchase Agreement, and such judgment, order, decree or other ruling shall have become final and non-appealable. In addition, the Purchase Agreement is subject to termination by Providence in the event that all closing conditions have been satisfied or waived but Buyer fails to consummate the Closing, and Buyer has agreed to pay the Sellers a $15 million fee if the Purchase Agreement is terminated under this circumstance.

The Transaction is expected to close in the fourth quarter of 2015, subject to customary regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and closing conditions, including the performance by the parties of their respective obligations under the Purchase Agreement and the accuracy of each party’s representations and warranties set forth therein.

The Company intends to use 50% of the net cash proceeds, as further defined below, from the Transaction to fund a pro rata prepayment of revolving loans and swingline loans under its existing credit facility. Subject to additional management evaluation of market and business conditions, share price and other factors and evaluation and approval by the Board of Directors, the remaining net proceeds of the Transaction may be used for acquisitions, investments in the long-term development of the Company’s other segments and the return of capital to stockholders through a share buyback program. Additionally, management does not expect that there will be a material effect on corporate costs in the near term as a result of the Transaction.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Amendment to Credit Facility

On September 3, 2015, Providence entered into that certain Third Amendment and Consent to the Amended and Restated Credit and Guaranty Agreement (the “Amendment”) amending that certain Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 by and among Providence, certain domestic subsidiaries of Providence, Bank of America, as administrative agent, and the other lenders party thereto (as amended to date, the “Credit Agreement”). Pursuant to the Amendment, the lenders under the Credit Agreement consent to Providence’s sale of the Human Services segment pursuant to the Transaction, provided that a minimum amount equal to 50% of the net cash proceeds, as defined in the Credit Agreement, of the Transaction will be applied pro rata to the prepayment of revolving loans and swingline loans under the Credit Agreement. Further, the lenders consent to the use by Providence of 50% of the net cash proceeds of the Transaction to make restricted payments to repurchase common stock pursuant to the Providence stock repurchase program. The Amendment provides for appropriate amendments to the terms of the Credit Agreement to reflect such consents. The Credit Facility defines “net cash proceeds” to include cash proceeds or cash equivalents actually received in a disposition such as the Transaction, net of direct costs incurred, taxes paid or payable as a result of the disposition, the amount of required payments on indebtedness as a result of the disposition, and the amount of any reasonable reserve established in accordance with generally accepted accounting principles for contingency payments, such as indemnification obligations.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

On September 3, 2015, Providence issued a press release relating to the Purchase Agreement, which is filed as Exhibit 99.1 to this Current Report.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Item 9.01

(d) Exhibits

2.1*	Membership Interest Purchase Agreement, dated September 3, 2015 by and among The Providence Service Corporation, Ross Innovative Employment Solutions Corp. and Molina Healthcare, Inc.

10.1

Third Amendment and Consent to the Amended and Restated Credit and Guaranty Agreement dated as of September 3, 2015, by and among The Providence Service Corporation, the guarantors named therein, Bank of America, N.A., SunTrust Bank, Royal Bank of Canada, BMO Harris Bank, N.A., HSBC Bank USA, National Association, Merrill Lynch Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and RBC Capital Markets.

99.1	Press release, dated September 3, 2015.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: September 8, 2015	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	Senior Vice President, General Counsel and Corporate Secretary